UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2005

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 22, 2005, AMERIGROUP Corporation (the "Company") entered into separate employee noncompetion, nondisclosure and development agreements (the "Non-compete Agreements") with E. Paul Dunn, Jr., the Company's Executive Vice President and Chief Financial Officer, and Janet M. Brashear, the Company's Executive Vice President, Strategic Planning.

Under the terms of the Non-compete Agreements, each employee who enters into the Non-compete Agreements agrees that, at all times while employed by the Company and at all times during the 12 months following the end of such employment, he or she will not, among other things, compete with the Company or any of its subsidiaries by serving certain competitors or solicit for employment any employee of the Company or any of its subsidiaries. Additionally, each such employee agrees that he or she will not, whether during or after termination of employment with the Company, reveal any trade secrets or confidential information concerning the organization, business or finances of the Company.

The foregoing description does not purport to be a complete statement of the parties' rights and obligations under the Non-compete Agreements. The above description is qualified in its entirety by reference to the form of Non-compete Agreement which is filed as Exhibits 10.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

February 23, 2005	By:	E. Paul Dunn, Jr.

Name: E. Paul Dunn, Jr.
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Employee Noncompetion, Nondisclosure and Developments Agreement between AMERIGROUP Corporation and certain employees.